Exhibit 6a

                             UNDERWRITING AGREEMENT

         This UNDERWRITING AGREEMENT, made this 1st day of July, 1983, by and between Legg Mason Tax-Exempt Trust, Inc., a Maryland corporation (the "Fund") and Legg Mason Wood Walker, Incorporated, a Maryland corporation (the "Distributor").

         WHEREAS, the Fund is registered as an open-end, diversified investment company under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares of common stock (the "Shares") for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

         WHEREAS, the Fund wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the Shares as specified in this Agreement; and

         WHEREAS, this Agreement has been approved by the Fund's Board of Directors and certain disinterested directors in conformity with the 1940 Act and the rules and regulations thereunder; and

         WHEREAS, the Distributor wishes to provide its customers and others with the opportunity to purchase Shares and is willing to act as principal underwriter on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. The Fund hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares. The Distributor shall, as exclusive agent for the Fund,


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subject to  applicable  federal and state law and the Articles of  Incorporation and By-Laws of the Fund and in accordance with the representations in the Fund's
Prospectus: (a) promote the Fund and (b) solicit orders for the purchase of the Shares subject to such terms and conditions as the Fund may specify. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Fund shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person.

         2. The public offering price of the Shares shall be the net asset value per share (as determined by the Fund). No sales load or commission may be charged.  The Fund  shall  furnish  the  Distributor  with a  statement  of each
computation  of  net  asset  value  and  of  the  details   entering  into  such
computation.

         3. As compensation for the services performed and the expenses assumed by the Distributor under this Agreement, including, but not limited to, remuneration to employees on the basis of sales of Shares, the Distributor may be paid such amounts, if any, as the Board of Directors of the Fund, in its sole discretion determines, provided that in no event may such payments exceed an annual rate of .20% of the Fund's average daily net assets calculated on a daily basis. The Distributor acknowledges that the Fund is under no obligation to pay any such amounts pursuant to this Agreement.


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         4. As used in this Agreement,  the term "Registration  Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the term "Prospectus" shall mean the form of prospectus filed by the Fund as part of the Registration Statement.

         5. The Distributor shall print and distribute to prospective investors Prospectuses, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations as are contained in the Prospectus or in information furnished in writing to the Distributor by the Fund, and the Fund shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents.

         6. The Fund agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communications with persons who are shareholders of the Fund.

         7. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of

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the 1933 Act,  free and harmless  from and against any and all claims,  demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         8. The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material

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fact  in  connection  with  such  information  required  to  be  stated  in  the
Registration Statement or Prospectus necessary to make such information not misleading.

         9. The Fund reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

         10. The Distributor is an independent contractor and shall be agent for the Fund only in respect to the offer, sale and redemption of the Shares.

         11. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         12. The Distributor shall prepare and furnish such reports and information as from time to time shall be reasonably requested by the Fund's Board of Directors. In the event that the Distributor receives payments pursuant to paragraph 3 of this Agreement, the Distributor shall provide to the Fund's Board of Directors, at least quarterly, a written report concerning the purpose and manner of expenditure of such amounts.

         13. As used in this Agreement, the terms "assignment", "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         14. Subject to the provisions of paragraph 15 and 15 hereof, this Agreement will remain in effect for one year from the date of its execution and from year to year thereafter, provided that the Distributor does not notify the Fund in writing at least sixty (60) days prior to

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the  expiration  date in any  year  that it does  not  wish  continuance  of the
Agreement for an additional year.

         15. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Distributor on sixty (60) days' written notice to the other party. The Fund may effect such termination by a vote of (i) a majority of the Board of Directors of the Fund, (ii) a majority of the directors who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or the Fund's Distribution Plan ("Disinterested Directors"); or (iii) a majority of the outstanding voting securities of the Fund.

         16. This Agreement shall be submitted for approval to the Board of Directors of the Fund annually and shall continue in effect only so long as specifically approved annually (i) by a majority vote of the Fund's Board of Directors, and (ii) by the vote of a majority of the Disinterested Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                     LEGG MASON TAX-EXEMPT TRUST, INC.

By: /s/ Suzanne E. Peluso                   By: /s/ Edmund J. Cashman, Jr.
    ____________________________                ________________________________
         Suzanne E. Peluso,                          Edmund J. Cashman, Jr.,
         Secretary                                   President


Attest:                                     LEGG MASON WOOD WALKER, INCORPORATED

By: /s/ Charles A. Bacigalupo               By: /s/ John F. Curley
    ____________________________                ________________________________
         Charles A. Bacigalupo,
         Secretary




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